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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Conseco Finance Corp. of our report dated March 29, 2002, relating to the consolidated financial statements of Conseco Finance Corp. as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which report is included in Conseco Finance Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the caption "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 17, 2002